Exhibit 10.4

NISSAN AUTO LEASE TRUST 2024-A,

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Administrative Agent,

NISSAN AUTO LEASING LLC II,

as Depositor,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee

TRUST ADMINISTRATION AGREEMENT

Dated as of January 24, 2024

-i-

TRUST ADMINISTRATION AGREEMENT

This Trust Administration Agreement, dated as of January 24, 2024 (this “Agreement”), is among Nissan Auto Lease Trust 2024-A, a Delaware statutory trust (the “Issuing Entity”), Nissan Motor Acceptance Company LLC, a Delaware limited liability company (“NMAC”), as administrative agent (in such capacity, the “Administrative Agent”), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as depositor (the “Depositor”), and U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuing Entity was formed pursuant to a trust agreement, dated as of November 1, 2023, as amended and restated by the amended and restated trust agreement, dated as of December 7, 2023 and as further amended and restated by the second amended and restated trust agreement, dated as of the date hereof (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as trustee (in such capacity, and not individually, the “Owner Trustee”);

WHEREAS, the Issuing Entity has issued the Notes pursuant to the Indenture and has entered into certain agreements in connection therewith, including, (i) the Series Certificate Sale Agreement, (ii) the Indenture, (iii) the Note Depository Agreement and (iv) the Asset Representations Review Agreement (the Trust Agreement and each of the agreements referred to in clauses (i) through (iv) are referred to herein collectively as the “Issuing Entity Documents”);

WHEREAS, the parties desire to enter into this agreement to provide for, among other things, the Administrative Agent’s provision of certain services to the Issuing Entity.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01 Capitalized Terms; Interpretive Provisions.

(a) Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement, dated as of the date hereof (the “Definitions Annex”), by and between NILT LLC and NALL II.

(b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments

(NALT 2024-A Trust Administration Agreement)

and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the Series LLC Agreement include only such items as related to the 2024-A Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

Section 1.02 Duties of the Administrative Agent.

(a) Duties with respect to the Issuing Entity Documents.

(i) Subject to the limitations set forth in clause (c) below, the Administrative Agent agrees to perform all its duties as Administrative Agent under the Basic Documents and the duties of the Issuing Entity under the Issuing Entity Documents. In addition, the Administrative Agent shall consult with the Owner Trustee regarding the duties of the Issuing Entity under the Issuing Entity Documents. The Administrative Agent shall monitor the performance of the Issuing Entity and shall advise the Issuing Entity when action by the Issuing Entity is necessary to comply with the Issuing Entity’s duties under the Issuing Entity Documents. The Administrative Agent shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Issuing Entity Documents. In furtherance of the foregoing, the Administrative Agent shall take all appropriate action that is the duty of the Issuing Entity to take pursuant to the Basic Documents and shall prepare, obtain, execute, file and deliver on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Basic Documents or otherwise by law.

(ii) The Administrative Agent shall also:

(A) pay the Indenture Trustee from time to time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee;

(B) pay the Owner Trustee, the Certificate Registrar and the Paying Agent from time to time reasonable compensation provided for in the Trust Agreement for all services rendered by the Owner Trustee, the Certificate Registrar and the Paying Agent (which compensation shall not be limited by any provision of law in regard to the compensation for a trustee of an express trust);

(C) provide the indemnification specified in Section 8.01 of the Trust Agreement, and Section 6.07 of the Indenture; and

(D) cause the Servicer to provide the indemnification specified in Section 8.02(f) of the Servicing Agreement.

2	(NALT 2024-A Trust Administration Agreement)

(b) Additional Duties.

(i) In addition to the duties of the Administrative Agent set forth above, the Administrative Agent shall perform such calculations, and shall prepare for execution by the Issuing Entity or the Owner Trustee or shall cause the preparation by other appropriate Persons of, all such documents, notices, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents (other than any notice required to be delivered by the Owner Trustee pursuant to Sections 3.08 and 10.04 of the Trust Agreement), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Basic Documents; provided, however, that the Administrative Agent shall have no obligation to make any payment required to be made by the Issuing Entity under any Basic Document (except as specified in Section 1(a)(ii) above); provided, further, that the Administrative Agent shall have no obligation, and the Owner Trustee shall be required to fully perform its duties, with respect to the obligations of the Owner Trustee specified under the Trust Agreement and to otherwise comply with the requirements of the Owner Trustee pursuant to or related to Regulation AB. Subject to Section 1.06 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrative Agent shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrative Agent.

(ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrative Agent shall be responsible for promptly notifying the Owner Trustee if any withholding tax is imposed on the Issuing Entity’s payments (or allocations of income) to a Trust Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the other Basic Documents to the contrary, the Administrative Agent shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.03 and 9.01(c) of the Trust Agreement with respect to notifying the Trust Certificateholders of the Payment Date on which their Trust Certificates will be repaid and Section 5.04 of the Trust Agreement with respect to accounting and reports to the Trust Certificateholders; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the documentation necessary to enable each Trust Certificateholder to prepare its federal and state income tax returns.

(iv) The Administrative Agent shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Administrative Agent, Accountants acceptable to the Owner Trustee, which shall perform the obligations of the Administrative Agent thereunder.

(v) The Administrative Agent shall perform any duties expressly required to be performed by the Administrative Agent under the Trust Agreement. The Administrative Agent shall perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A to the 2024-A Servicing Supplement in accordance with the terms and conditions thereof.

3	(NALT 2024-A Trust Administration Agreement)

(vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrative Agent may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Administrative Agent’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(c) Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Administrative Agent are non-ministerial, the Administrative Agent shall not take any action unless within a reasonable time before the taking of such action the Administrative Agent shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Leases);

(C) the amendment, change or modification of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrative Agents or successor Servicers, or the consent to the assignment by the Note Registrar, any Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(E) the removal of the Indenture Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be obligated to, and shall not, (A) make any payments to the Noteholders under the Basic Documents, (B) sell the Trust Estate pursuant to Section 5.02 of the Indenture, (C) take any other action that the Issuing Entity directs the Administrative Agent not to take on its behalf or (D) take any other action which may be construed as having the effect of varying the investment of the Trust Certificateholders.

4	(NALT 2024-A Trust Administration Agreement)

(d) Notices to Rating Agencies. The Administrative Agent will deliver to each Rating Agency notice (which notice shall be deemed to be delivered if a copy of such notice has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240.17g-5(a)(3)) of (i) any Servicer Default pursuant to Section 3.07(d) of the Indenture; (ii) any breach of perfection representations pursuant to Section 3.18(c) of the Indenture; (iii) any declaration that the principal of the Notes has been accelerated pursuant to Section 5.02 of the Indenture; (iv) any Indenture Default of which it has been provided notice pursuant to Section 6.05 of the Indenture; (v) any merger or consolidation of the Indenture Trustee pursuant to Section 6.09 of the Indenture; (vi) unaudited report it has been provided pursuant to Section 8.04(f) of the Indenture; (vii) any final payment of Trust Certificates pursuant to Section 9.01(c) of the Trust Agreement; (viii) any resignation of the Owner Trustee of which it has been provided notice pursuant to Section 10.02 of the Trust Agreement; (ix) any resignation or removal of the Owner Trustee pursuant to Section 10.02 of the Trust Agreement; (x) any merger or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; and (xi) any Servicer Default of which it has been provided notice pursuant to Section 8.12(c) of the 2024-A Servicing Supplement.

Section 1.03 Records. The Administrative Agent shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor at any time during normal business hours upon reasonable prior written notice.

Section 1.04 Compensation. As compensation for the performance of the Administrative Agent’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrative Agent shall be entitled to a monthly payment of compensation in an amount to be agreed to between the Administrative Agent and the Servicer, which shall be solely an obligation of the Servicer and which shall not be paid from the proceeds of the Leases, Leased Vehicles or other Titling Company Assets.

Section 1.05 Additional Information to be Furnished to the Issuing Entity. The Administrative Agent shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.

Section 1.06 Independence of the Administrative Agent. For all purposes of this Agreement, the Administrative Agent shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Administrative Agent shall have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.

Section 1.07 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrative Agent and either of the Issuing Entity or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

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Section 1.08 Other Activities of Administrative Agent. Nothing herein shall prevent the Administrative Agent or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting in a similar capacity as an Administrative Agent for any other Person or entity, even though such person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee or the Indenture Trustee.

Section 1.09 Term of Agreement; Resignation and Removal of Administrative Agent. This Agreement shall continue in force until the dissolution of the Issuing Entity, upon which event this Agreement shall automatically terminate.

(a) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, the Administrative Agent may resign its duties hereunder by providing the Issuing Entity with at least 60 days’ prior written notice.

(b) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, the Issuing Entity may remove the Administrative Agent without cause by providing the Administrative Agent with at least 60 days’ prior written notice.

(c) Subject to Sections 1.09(d) and 1.09(e) of this Agreement, at the sole option of the Issuing Entity, the Administrative Agent may be removed immediately upon written notice of termination from the Issuing Entity to the Administrative Agent if any of the following events shall occur:

(i) the Administrative Agent shall default in the performance of any of its duties under this Agreement and which, after notice of such default, continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure);

(ii) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Administrative Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Administrative Agent or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Administrative Agent, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order; or

(iii) the Administrative Agent (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) fails to pay, or is generally unable to pay, its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing, and in each case, the continuance of any such event remains unstayed and in effect for a period of 90 consecutive days.

The Administrative Agent agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuing Entity and the Indenture Trustee within seven days after the occurrence of such event.

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(d) No resignation or removal of the Administrative Agent pursuant to this Section shall be effective until (i) a successor Administrative Agent shall have been appointed by the Issuing Entity and (ii) such successor Administrative Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrative Agent is bound hereunder.

(e) The appointment of any successor Administrative Agent shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

(f) Subject to Sections 1.09(d) and 1.09(e), the Administrative Agent acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrative Agent shall immediately resign and such successor Servicer shall automatically become the Administrative Agent under this Agreement.

Section 1.10 Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to the first sentence of Section 1.09 or the resignation or removal of the Administrative Agent pursuant to Section 1.09(a), (b) or (c), respectively, the Administrative Agent shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrative Agent shall forthwith upon such termination pursuant to the first sentence of Section 1.09 deliver to the Issuing Entity all property and documents representing or relating to the Collateral then in the custody of the Administrative Agent. In the event of the resignation or removal of the Administrative Agent pursuant to Section 1.09(a), (b) or (c), respectively, the Administrative Agent shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Administrative Agent.

Section 1.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered, sent electronically by facsimile or email (if an email address is provided), or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Trust Administration Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 1.12 Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee but without the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, that such

7	(NALT 2024-A Trust Administration Agreement)

amendment will not materially and adversely affect any Noteholder. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Administrative Agent or the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment will not materially and adversely affect the Noteholders. This Agreement may also be amended by the parties hereto with the written consent of the Owner Trustee and (a) the holders of Notes evidencing at least a majority of the Outstanding Amount, or (b) in the case of any amendment that does not materially and adversely affect the Noteholders, the holders of Trust Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Securityholders; provided however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2024-A Leases or distributions that are required to be made for the benefit of the Securityholders, or (ii) reduce the aforesaid percentage of the holders of Notes and Trust Certificates which are required to consent to any such amendment, without the consent of the holders of all outstanding Notes and Trust Certificates. Notwithstanding the foregoing, the Administrative Agent may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

Section 1.13 Successors and Assigns. This Agreement may not be assigned by the Administrative Agent unless such assignment is previously consented to in writing by the Issuing Entity and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrative Agent is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrative Agent without the consent of the Issuing Entity or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrative Agent; provided, that such successor organization executes and delivers to the Issuing Entity, the Owner Trustee and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrative Agent is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 1.14 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAWS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8	(NALT 2024-A Trust Administration Agreement)

(b)	Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 1.11 of this Agreement;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

Section 1.15 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 1.16 Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

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Section 1.17 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 1.18 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall Wilmington Trust, National Association in its individual capacity or any beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank, not in its individual capacity, but solely in its capacity as Indenture Trustee and in no event shall U.S. Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. Additionally, the Indenture Trustee in its capacity hereunder shall be afforded the same indemnities, protections, rights, powers and immunities set forth in the Indenture as if such indemnities, protections, rights, powers and immunities were specifically set forth herein.

Section 1.19 Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section 1.20 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Depositor, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN AUTO LEASE TRUST 2024-A,
as Issuing Entity

By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Owner Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

NISSAN AUTO LEASING LLC II,
as Depositor

By:	/s/ Douglas E. Gwin, Jr.
Name: Douglas E. Gwin, Jr.
Title: Assistant Treasurer

NISSAN MOTOR ACCEPTANCE COMPANY LLC,
as Administrative Agent

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

S-1	(NALT 2024-A Trust Administration Agreement)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

S-2	(NALT 2024-A Trust Administration Agreement)